EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of Leggett & Platt, Incorporated of our report dated February 23, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

1.	Form S-8, Registration No. 333-69073.

2.	Form S-8, Registration No. 333-45074.

3.	Form S-8, Registration No. 333-74960.

4.	Form S-8, Registration No. 333-60494.

5.	Form S-8, Registration No. 333-82524.

6.	Form S-8, Registration No. 333-113966.

7.	Form S-8, Registration No. 333-113967.

8.	Form S-8, Registration No. 333-115845.

9.	Form S-8, Registration No. 333-121144.

10.	Form S-3, Registration No. 333-123213.

11.	Form S-8, Registration No. 333-124735.

/S/    PRICEWATERHOUSECOOPERS LLP

St. Louis, MO

February 26, 2007